Ex-99.77Q1(e)

SUB-ITEM 77Q1(e):

Amended Exhibit A to the Registrant’s investment advisory agreement is hereby incorporated by reference to Exhibit (d)(1)(a) to Registrant’s Post-Effective Amendment No. 63 filed with the Securities and Exchange Commission on February 27, 2015 (SEC Accession No. 0001104659-15-015103).